COMMUNITY MEDICAL TRANSPORT, INC.


         Supplement No. 1 to Prospectus Dated October 23, 1997



     Footnote (5) on page 10 of the Prospectus, dated October 23, 1996, of Community Medical Transport, Inc. (the "Company"), relating to an offer of 1,006,469 shares of common stock of the Company by certain Selling Stockholders, is revised in its entirety to read as follows:

               "(5) Consists of 153,846 shares which were issued upon conversion of $538,461 of a $1,000,000 convertible note."




                     Date of Supplement No. 1: May 29, 1997